CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated September 28, 2022, relating to the financial statements and financial highlights of RiverNorth Opportunities Fund, Inc., for the year ended July 31, 2022, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus Supplement.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

October 13, 2022